                                                                    Exhibit 9(b)

                                 July 28, 1997



First Providian Life and Health
  Insurance Company
20 Moores Road
Frazer, Pennsylvania 19355

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement (File No. 33-94204) filed on the date hereof by First Providian Life and Health Insurance Company and First Providian Life and Health Insurance Company Separate Account C with the Securities and Exchange Commission under the Securities Act of 1933.

                                      Very truly yours,

                                      JORDEN BURT BERENSON
                                      & JOHNSON LLP

                                      By: /s/ Jorden Burt Berenson & Johnson LLP
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